UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
APACHE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Apache Corporation (“Apache”) announced that Mr. G. Steven Farris, chairman and chief executive officer, formed an office of the chief executive with three key executives reporting to him. Messrs. Roger B. Plank, John A. Crum and Rodney J. Eichler were appointed to new positions effective as of February 12, 2009. Mr. Plank will serve as president, Mr. Crum will serve as co-chief operating officer and president — North America, and Mr. Eichler will serve as co-chief operating officer and president — International. Although Messrs. Plank, Crum and Eichler have separate functional responsibilities, they will have joint and equal roles in the daily decision-making and direction of Apache. Mr. Farris will continue to serve as chairman and chief executive officer of Apache and has resigned from his positions of president and chief operating officer of Apache effective February 12, 2009.
     Mr. Plank, 52, previously served as executive vice president and chief financial officer of Apache since May 2000 and as vice president and chief financial officer from July 1997 until May 2000. In his new role as president, he will continue to serve as Apache’s principal financial officer. Having joined Apache in 1981, Mr. Plank previously served as vice president — planning and corporate development, vice president — corporate planning, vice president — external affairs, and vice president — corporate communications. Mr. Plank is a past president of Texas Independent Producers and Royalty Owners Association (TIPRO), a large independent trade association. He is a trustee of Ucross Foundation, a Wyoming non-profit corporation, and a director of Parker Drilling Company, Houston, Texas, and chairman of its audit committee. The retired chairman of Apache’s board of directors, Raymond Plank, is his father.
     Mr. Crum, 56, previously served as executive vice president of Apache since May 2000 and as president of Apache Canada Ltd since June 2007. Mr. Crum served as Apache’s executive vice president — Apache North Sea from April 2003 to June 2006, executive vice president — Eurasia and New Ventures from May 2000 to March 2003, and regional vice president in Australia from 1995 to 2000. Prior to joining Apache, he served in executive and management roles with Aquila Energy Resources Corporation, Pacific Enterprises Oil Company, and Southland Royalty Company.
     Mr. Eichler, 59, previously served as executive vice president of Apache since February 2003 and as the regional vice president in Egypt from May 1999 until February 2003, and vice president of exploration and production in Egypt since 1997. Prior to that, Mr. Eichler was regional vice president for the Western region in Houston since 1996, and regional exploration and development manager for the Rocky Mountain region in Denver since 1993. Prior to joining Apache, he was vice president-exploration for Axem Resources, LLC in Denver, Colorado, since 1989. Mr. Eichler is president and a director of Springboard — Educating the Future, a Texas non-profit corporation that builds schools for girls in Egypt.
     On February 12, 2009, the annual salary of each of Messrs. Plank, Crum and Eichler was increased to $625,000 from $575,000, $420,000 and $390,000, respectively. Also, in order to retain their services and provide incentive for their future contributions to Apache, on February 12, 2009, each of Messrs. Plank, Crum and Eichler was awarded 62,500 restricted stock units pursuant to Apache’s 2007 Omnibus Equity Compensation Plan. 12,500 of such restricted stock units will vest on each of April 1, 2010, February 12, 2011, February 12, 2012, February 11, 2013 and February 11, 2014. Upon vesting, Apache will issue one share of Apache’s common stock as settlement for each restricted stock unit. 7,500 of the shares vesting each year for each recipient will be subject to the restriction that none of such 7,500 shares will be eligible for sale by the recipient until such time as he retires or otherwise terminates employment with Apache. A form of the restricted stock unit agreement is included as an exhibit to this Form 8-K and incorporated herein by reference.
     The information set forth under the caption “Certain Business Relationships and Transactions” in Apache’s Proxy Statement filed with the SEC on March 31, 2008 is incorporated herein by reference with the following updates. During 2008, Apache and its subsidiaries made donations of $131,000 in cash, property and services to Springboard. Apache and its subsidiaries made donations of $649,000, in cash, property and services, to Ucross Foundation in 2008. An Apache subsidiary also paid $39,000 to Ucross Foundation during 2008 for the lease of land and other services.
     A copy of the press release dated February 17, 2009 is furnished herewith as an exhibit to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement, dated February 12, 2009, between Registrant and each of John A. Crum, Rodney J. Eichler, and Roger B. Plank.

99.1	Press Release dated February 17, 2009, “Apache Promotes Three to Office of the Chief Executive.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION
Date: February 17, 2009	/s/ Roger B. Plank
Roger B. Plank
President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement, dated February 12, 2009, between Registrant and each of John A. Crum, Rodney J. Eichler, and Roger B. Plank.

99.1	Press Release dated February 17, 2009, “Apache Promotes Three to Office of the Chief Executive.”